UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2022

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Tabula Rasa HealthCare, Inc., a Delaware corporation (the “Company”), was held on June 10, 2022 at 10:00 a.m. Eastern Time via remote communication. Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders at the 2022 Annual Meeting.

Item 1. All three Class III director nominees, Dr. Calvin Knowlton, Dr. Orsula Knowlton, and A Gordon Tunstall, received a plurality of the votes cast at the 2022 Annual Meeting and, as a result, were elected to serve on the Company’s Board of Directors as Class III directors until the Company’s 2025 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Director Nominee	For	Withhold	Broker Non-Votes
Dr. Calvin Knowlton	8,021,140	7,449,984	3,379,472
Dr. Orsula Knowlton	7,328,746	8,142,378	3,379,472
A Gordon Tunstall	7,612,975	7,858,149	3,379,472

Item 2. The 2021 compensation of the Company’s named executive officers, Dr. Calvin Knowlton, Dr. Orsula Knowlton, Mr. Brian Adams, and Mr. Michael Greenhalgh, was not approved on a non-binding, advisory basis, based on the following votes:

For	Against	Abstain	Broker Non-Votes
3,804,433	11,512,639	154,052	3,379,472

Item 3. The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved, based on the following votes:

For	Against	Abstain	Broker Non-Votes
18,630,642	27,330	192,624	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: June 16, 2022